Exhibit 99.1

Contact: Janet Kirkley, 704-532-3318 —For Immediate Release—

Speedway Motorsports Reports Results for Fourth Quarter and

Year Ended December 31, 2010 and Provides Full Year 2011 Guidance

CONCORD, NC (March 9, 2011) – Speedway Motorsports, Inc. (SMI) (NYSE:TRK) reported fourth quarter 2010 total revenues of $82.9 million, income from continuing operations of $4.0 million or $0.09 per diluted share, and net income of $6.0 million or $0.14 per diluted share. Full year 2010 total revenues were $502.2 million, income from continuing operations was $45.3 million or $1.08 per diluted share, and net income was $44.5 million or $1.06 per diluted share.

Fiscal 2010 results were affected by, among other factors, the following:

•	ongoing effects of challenging economic conditions

•	increased interest costs from 2009 debt issuance and higher interest rates in 2010

•	rescheduling of Texas Motor Speedway’s NASCAR Sprint Cup and Nationwide Series racing events due to poor weather in the second quarter 2010

•	lower effective income tax rates in 2010 excluding deferred tax valuation allowances reflected in 2009

The Company’s admissions and many event related and other revenue categories continue to be negatively impacted by declines in consumer and corporate spending due to weak economic conditions. Also, management believes poor weather that postponed and shortened the NASCAR Sprint Cup Series racing event at Charlotte Motor Speedway in the second quarter 2009 negatively impacted attendance and other event related revenues for comparable events in 2010.

In 2010, and again in 2011, management has reduced many ticket prices, and increased promotional spending, to help foster fan support and mitigate any near-term demand weakness. Because many revenues, such as admissions and corporate marketing arrangements, are sold well in advance of scheduled events, management believes it takes relatively longer for SMI’s results to reflect sales growth as economic conditions improve.

Fourth Quarter Comparison:

•	total revenues were $82.9 million in 2010 compared to $90.5 million in 2009

•	equity investee results had no impact on the Company’s results in 2010 and after tax equity investee losses were $14.6 million or $0.35 per diluted share in 2009

•	after tax impairment charges on intangible assets were $4.4 million or $0.10 per diluted share in 2009

•	income from continuing operations was $4.0 million or $0.09 per diluted share in 2010 compared to loss from continuing operations of $14.6 million or $0.34 per diluted share in 2009

•	after tax income from discontinued operations was $2.1 million or $0.05 per diluted share in 2010 compared to loss from discontinued operations of $628,000 or $0.02 per diluted share in 2009

•	net income was $6.0 million or $0.14 per diluted share in 2010 compared to net loss of $15.2 million or $0.36 per diluted share in 2009

Full Year Comparison:

•	total revenues were $502.2 million in 2010 compared to $550.5 million in 2009

•	equity investee results had no impact on the Company’s results in 2010 and after tax equity investee losses were $76.7 million or $1.80 per diluted share in 2009

•	after tax impairment charges on intangible assets were $4.4 million or $0.10 per diluted share in 2009

•	income from continuing operations was $45.3 million or $1.08 per diluted share in 2010 compared to loss from continuing operations of $6.2 million or $0.14 per diluted share in 2009

•	after tax losses from discontinued operations were $782,000 or $0.02 per diluted share in 2010 compared to $4.1 million or $0.10 per diluted share in 2009

•	net income was $44.5 million or $1.06 per diluted share in 2010 compared to net loss of $10.3 million or $0.24 per diluted share in 2009

Significant 2010 Fourth Quarter Racing Events

•	Charlotte Motor Speedway - NASCAR Bank of America 500 Sprint Cup and Dollar General 300 Nationwide Series racing events

•	Texas Motor Speedway - NASCAR AAA Texas 500 Sprint Cup, O’Reilly Auto Parts Challenge Nationwide, and WinStar World Casino 350K Camping World Truck Series racing events

•	The Strip at Las Vegas Motor Speedway - NHRA Las Vegas Nationals

Non-GAAP Financial Information and Reconciliation

Income or loss from continuing operations, and diluted earnings or loss per share from continuing operations, before equity investee losses as set forth below, are non-GAAP (other than generally accepted accounting principles) financial measures presented as supplemental disclosures to income or loss from continuing operations and diluted earnings or loss per share from continuing operations. The following schedule reconciles those non-GAAP financial measures to their most directly comparable information presented using GAAP. Management believes such non-GAAP information is useful and meaningful to investors and helps in understanding, using and comparing the Company’s results of continuing operations separate from discontinued operations and equity investees, neither of which are expected to materially impact the Company’s future operations. Management uses the non-GAAP information to assess the Company’s continuing operations for the periods presented, analyze performance trends and make decisions regarding future operations because it believes this separate information better reflects ongoing operating results. This non-GAAP financial information may not be comparable to similarly titled measures used by other entities and should not be considered as alternatives to net income or loss, diluted earnings or loss per share, or income or loss and diluted earnings or loss per share from continuing operations, determined in accordance with GAAP.

	Three Months Ended December 31:		Twelve Months Ended December 31:
	2010	2009	2010	2009
	(in thousands, except per share amounts)
Consolidated net income (loss) using GAAP	$6,024	$(15,182)	$44,481	$(10,303)
(Income) loss from discontinued operation	(2,064)	628	782	4,145

Consolidated income (loss) from continuing operations	3,960	(14,554)	45,263	(6,158)
Equity investee losses	—	14,621	—	76,657
Non-GAAP adjustment, impairment of intangible assets	—	4,407	—	4,407

Non-GAAP consolidated income from continuing operations, excluding equity investee losses	$3,960	$4,474	$45,263	$74,906

Consolidated diluted earnings (loss) per share using GAAP	$0.14	$(0.36)	$1.06	$(0.24)
(Income) loss from discontinued operation	(0.05)	0.02	0.02	0.10

Consolidated diluted earnings (loss) per share from continuing operations	0.09	(0.34)	1.08	(0.14)
Equity investee losses	—	0.35	—	1.80
Non-GAAP adjustment, impairment of intangible assets	—	0.10	—	0.10

Non-GAAP diluted earnings per share from continuing operations, excluding equity investee losses	$0.09	$0.11	$1.08	$1.76

Motorsports Authentics and 2009 Impairment Charges

The Company’s financial risks from Motorsports Authentics (MA), the Company’s merchandising joint venture with International Speedway Corporation (ISC), have been substantially reduced under equity method accounting, as beginning in 2010, the Company no longer records its 50% share of future MA operating losses, if any, unless and until this carrying value is increased from additional investments in MA or to the extent of future MA operating profits, if any. The Company’s fourth quarter and full year 2009 operating results were significantly impacted by losses attributable to MA, including sizable impairment charges with no net tax benefits. MA’s 2010 and 2009 results were negatively impacted by reduced discretionary spending from ongoing recessionary conditions, decreased attendance at motorsports racing events and increased competition for products sold under non-exclusive MA licenses. The NASCAR Teams Licensing Trust was formed in July 2010 and MA’s operations now consist principally of trackside event souvenir merchandising as licensed under the NASCAR Trust.

The Company’s fourth quarter and full year 2009 results also reflect a non-cash impairment charge on intangible assets associated with potentially unfavorable developments for certain promotional contracts.

Stock Repurchase Program and Dividends

During the full year 2010, the Company repurchased 732,000 shares of common stock for approximately $11.3 million under its previously announced stock repurchase program. As of December 31, 2010, the Company has repurchased 3,377,000 shares since adoption of the program in April 2005, and the total number of shares available for future repurchase under the program, as currently authorized, is 623,000.

During the full year 2010, the Company declared and paid cash quarterly dividends of $0.10 per share of common stock for a combined aggregate of approximately $16.8 million. On February 16, 2011, the Company’s Board of Directors declared a quarterly cash dividend of $0.10 per share of common stock, aggregating approximately $4.2 million, payable on March 15, 2011 to shareholders of record as of March 1, 2011. The Board of Directors plans to continue to evaluate cash dividends on a quarterly basis in the future.

2011 Earnings Guidance

The Company estimates 2011 total revenues of $475-525 million, after tax income from continuing operations of $39-51 million, depreciation and interest of $102-109 million, and diluted earnings per share from continuing operations of $0.90-1.20. This guidance excludes a non-recurring charge related to debt refinancing anticipated in the first quarter 2011 as described below. The wide range of earnings guidance reflects the continuing negative impact of uncertain economic conditions, as well as the timing and pace of economic recovery. High or increasing fuel prices, particularly given the elevated geopolitical tensions in the Middle East and other foreign regions, could significantly impact the Company’s results. The Company’s estimated total capital expenditures in 2011 are approximately $40-50 million.

As previously announced, in the first quarter 2011, the Company amended and restated its Credit Facility, issued new Senior Notes due in 2019 and is redeeming Senior Subordinated Notes previously due 2013. The Company anticipates reflecting a sizable non-recurring charge for early redemption premiums, unamortized net deferred loan costs, and settlement payment and transaction costs associated with the former debt arrangements.

Comments

“With 2010 gladly behind us, SMI is increasingly bullish that economic conditions are indeed improving, and believes the changes NASCAR continues making to our sport are undoubtedly improving on-track racing competition and creating renewed fan excitement and media interest,” stated Marcus G. Smith, Chief Operating Officer and President of Speedway Motorsports. “Our sport’s 2011 racing season is off to a strong start with television ratings for the NASCAR Sprint Cup Series up over last year. Most of our NASCAR Sprint Cup and Nationwide Series event sponsorships for 2011 are already sold, as well as many for racing seasons beyond 2011. The interest of our current and prospective corporate marketing partners is increasing. We continue to reduce ticket and other prices to help offset the negative effects of the challenging economy, including rising fuel prices, on our fans and corporate customers.”

“SMI continues to implement initiatives for enhancing revenues and cost containment, and is intensely focused on its core business. We significantly reduced our outstanding debt in 2010 and refinanced various debt in the first quarter 2011, both of which are expected to substantially reduce future interest costs and improve cash flows. The 2010 strategic restructuring of Motorsports Authentics largely eliminated any further financial exposure and may allow for its return to sustained profitability. We are optimistic these factors, particularly when combined, provide SMI and our sport tremendous prospects for renewed long-term growth as economic conditions improve.”

“We again had almost four million fans attend SMI’s racing events in 2010. This fiercely loyal SMI fan base is why we unfailingly strive to provide our fans and customers with race entertainment experiences second to none”, stated O. Bruton Smith, Chairman and Chief Executive Officer of Speedway Motorsports. “It’s these greatest sports fans in the world that lead us to invest in first class, leading-edge facilities like our Kentucky Speedway, where we are extremely excited about hosting our inaugural NASCAR Quaker State 400 Sprint Cup race on Saturday night, July 9th, 2011. The advance ticket sales for this newly modernized speedway, including PSL’s and season ticket packages, are exceeding expectations and confirm our belief that this premium market represents a tremendous long-term growth opportunity for SMI.”

“We are also extremely excited about our Charlotte Motor Speedway showcasing the world’s largest high-definition video board at its NASCAR Sprint All-Star race on May 21st, 2011 in collaboration with Panasonic. This thrilling endeavor could help transform racing entertainment, providing many of our fans with an awe-inspiring experience unparalleled to that at home or other venues. Significant investments like this, Kentucky Speedway, and others over the years, have positioned SMI with what are arguably the most modern, finest racing facilities collectively in motorsports. We believe SMI’s industry-leading innovation and modern facilities in premium markets favorably position us, and provide broadcasters and advertisers with long-term promotional opportunities and significant untapped potential, for earnings growth as the economy improves.”

Speedway Motorsports is a leading marketer and promoter of motorsports entertainment in the United States. The Company, through its subsidiaries, owns and operates the following premier facilities: Atlanta Motor Speedway, Bristol Motor Speedway, Charlotte Motor Speedway, Infineon Raceway, Kentucky Speedway, Las Vegas Motor Speedway, New Hampshire Motor Speedway and Texas Motor Speedway. The Company provides souvenir merchandising services through its SMI Properties subsidiaries; manufactures and distributes smaller-scale, modified racing cars and parts through its US Legend Cars International subsidiary; and produces and broadcasts syndicated motorsports programming to radio stations nationwide through its Performance Racing Network subsidiary. The Company also equally owns Motorsports Authentics, a joint venture formed with International Speedway Corporation to produce, market and sell licensed motorsports merchandise. For more information, visit the Company’s website at www.speedwaymotorsports.com.

This news release contains forward-looking statements, particularly statements with regard to our future operations and financial results. There are many factors that affect future events and trends of our business including, but not limited to, economic factors, weather, the success of NASCAR and others as sanctioning bodies, the success of our Motorsports Authentics merchandising joint venture, capital projects and expansion, financing needs, and a host of other factors both within and outside of management control. These factors and other factors, including those contained in our Annual Report on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q, involve certain risks and uncertainties that could cause actual results or events to differ materially from management’s views and expectations. Inclusion of any information or statement in this news release does not necessarily imply that such information or statement is material. The Company does not undertake any obligation to release publicly revised or updated forward-looking information, and such information included in this news release is based on information currently available and may not be reliable after this date.

Note: Speedway Motorsports will host a conference call and webcast today at 10:00 AM (ET) open to the public. To participate in the conference call, you may dial 888-735-0476 (US, Canada / toll-free) or 706-758-1524 (International / toll). The reference number is 46849518. A webcast of the call can be accessed at the Company’s website at www.speedwaymotorsports.com under “Event Calendar”. To listen to a playback of the call, you may dial 800-642-1687 or 706-645-9291 beginning at 12:00 PM (ET) March 9th. The reference number is 46849518. Participating in the call will be Marcus G. Smith, Chief Operating Officer and President, and William R. Brooks, Vice Chairman, Chief Financial Officer and Treasurer.

Speedway Motorsports, Inc. and Subsidiaries

Selected Financial Data - Unaudited

For The Three and Twelve Months Ended December 31, 2010 and 2009

(In thousands except per share amounts)

	Three Months Ended		Twelve Months Ended
INCOME STATEMENT DATA	12/31/2010	12/31/2009	12/31/2010	12/31/2009

Revenues:
Admissions	$21,228	$23,378	$139,125	$163,087
Event related revenue	31,287	35,412	156,691	178,805
NASCAR broadcasting revenue	24,701	24,021	178,722	173,803
Other operating revenue	5,700	7,713	27,705	34,827

Total Revenues	82,916	90,524	502,243	550,522

Expenses and Other:
Direct expense of events	16,554	12,928	100,843	100,922
NASCAR purse and sanction fees	18,846	19,325	120,273	123,078
Other direct operating expense	4,386	5,256	21,846	26,208
General and administrative	19,736	18,757	85,717	84,250
Depreciation and amortization	11,765	12,641	52,762	52,654
Interest expense, net	12,800	13,808	52,095	45,081
Equity investee losses	—	14,621	—	76,657
Impairment of intangible assets	—	7,273	—	7,273
Other (income) expense, net	(2,195)	140	(2,378)	337

Total Expenses and Other	81,892	104,749	431,158	516,460

Income (Loss) from Continuing Operations Before Income Taxes	1,024	(14,225)	71,085	34,062
Income Tax Provision	2,936	(329)	(25,822)	(40,220)

Income (Loss) from Continuing Operations	3,960	(14,554)	45,263	(6,158)
Income (Loss) from Discontinued Operation, Net of Taxes	2,064	(628)	(782)	(4,145)

Net Income (Loss)	$6,024	($15,182)	$44,481	($10,303)

Basic Earnings (Loss) Per Share (Note 1):
Continuing Operations	$0.09	($0.34)	$1.08	($0.14)
Discontinued Operation	0.05	(0.02)	(0.02)	(0.10)

Net Income (Loss)	$0.14	($0.36)	$1.06	($0.24)

Weighted average shares outstanding	41,660	42,354	41,927	42,657

Diluted Earnings (Loss) Per Share (Note 1):
Continuing Operations	$0.09	($0.34)	$1.08	($0.14)
Discontinued Operation	0.05	(0.02)	(0.02)	(0.10)

Net Income (Loss)	$0.14	($0.36)	$1.06	($0.24)

Weighted average shares outstanding	41,660	42,354	41,928	42,657

Note 1: Certain per share amounts were rounded so that all earnings or loss per share amounts presented on the accompanying selected data are additive.

Major NASCAR-sanctioned Events Held During Period	4	4	23	23

Certain Race Schedule Changes:

• One NASCAR Sprint Cup and one Nationwide Series racing event at Texas Motor Speedway was postponed and rescheduled due to poor weather in the second quarter 2010.

• Charlotte Motor Speedway held a new NHRA Nationals racing event in the first quarter 2010.

• One NASCAR Sprint Cup Series race at Charlotte Motor Speedway was postponed and shortened, and pole position qualifying for a NASCAR Sprint Cup race at New Hampshire Motor Speedway was cancelled, due to poor weather in the second quarter 2009.

BALANCE SHEET DATA	12/31/2010	12/31/2009
Cash, cash equivalents and short-term investments	$93,175	$98,626
Net assets of discontinued operation	2,150	—
Total current assets	163,255	170,139
Property and equipment, net	1,169,281	1,179,055
Goodwill and other intangible assets, net	582,298	575,996
Total assets	1,951,524	1,969,021
Deferred race event income, net	67,084	78,566
Net liabilities of discontinued operation	—	913
Total current liabilities	107,131	116,950
Revolving credit facility borrowings	20,000	70,000
Total long-term debt	628,697	672,362
Total liabilities	1,085,287	1,120,808
Total stockholders’ equity	866,237	848,213